Exhibit 99
News Release                                          For Immediate Release

FirstEnergy Corp.
76 South Main St.
Akron, Ohio  44308
www.firstenergycorp.com

News Media Contact:
Ralph J. DiNicola
(330) 384-5939




        FirstEnergy Statement Regarding Commonwealth Court of PA Decision


FirstEnergy Corp. (NYSE:FE) issued the following statement regarding yesterday's Commonwealth Court of Pennsylvania decision on issues related to the company's merger with the former GPU, Inc.:

FirstEnergy disagrees with the findings of the Court. While the Court affirmed the Pennsylvania Public Utility Commission's approval of the merger, it ruled that Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) could not recover, either on a current or deferred basis, power costs related to their provider of last resort obligation to Pennsylvania retail customers beyond those already reflected in rates. Related costs that had been deferred through December 31, 2001, total approximately $219 million.

We believe that the Court failed to correctly consider the applicable law, as well as the extensive factual record before the Commission and in the Stipulation of Settlement approved by the Commission.

FirstEnergy is considering its options regarding the Court decision, which could include asking the Pennsylvania Supreme Court to review the decision. The company has 30 days to appeal.


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